UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2005

BLUE RIDGE PAPER PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-114032	56-2136509
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

41 Main Street, Canton, North Carolina		28716
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (828) 454-0676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   OTHER EVENTS.

On January 28, 2005, Blue Ridge Holding Corp. (the “Parent”), the parent of Blue Ridge Paper Products Inc., the registrant (the “Company”) entered into an amendment (“the “Amendment”) to its existing Management Services Agreement (the “Agreement”), by and among the Parent and KPS Management, LLC (“KPS”).  The Company was an original party to the Agreement with KPS.  Pursuant to an Amendment and Assignment Agreement, effective as of October 1, 2003, the Company assigned all of its obligations, rights and interest in, to or under the Agreement to the Parent, and the Parent assumed such assignment.  The Company is no longer a party to the Agreement and does not deem either the Agreement or the Amendment to be a material contract.  Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Amendment.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibit 99.1 – Amendment to Management Services Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE PAPER PRODUCTS INC.

Date: January 31, 2005	By:	/s/ John B. Wadsworth
		Name:	John B. Wadsworth
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to Management Services Agreement.